AMENDMENT NO. 3 TO NOTE EXCHANGE AND PURCHASE AGREEMENT

This Amendment to Note Exchange and Purchase Agreement (“Amendment No. 3”) is entered into as of February 22, 2013 by and between VistaGen Therapeutics, Inc., a Nevada corporation (the “Company”) and Platinum Long Term Growth VII, LLC, a Delaware limited liability company (“Platinum”).  Unless otherwise specified herein, all capitalized terms set forth in this Amendment shall have the meanings as set forth in the Agreement.

RECITALS

WHEREAS, the Company and Platinum entered into that certain Note Exchange and Purchase Agreement, dated October 11, 2012 (the “Agreement”), pursuant to which, subject to the terms and conditions thereof, Platinum agreed to purchase from the Company senior secured convertible promissory notes (“Notes”) in the aggregate principal amount of up to $2.0 million, issuable in four separate tranches of $500,000 each.  A copy of the Agreement is attached hereto as Exhibit A;

WHEREAS, on November 14, 2012, the Company and Platinum entered into an amendment to the Agreement, which combined the final two $500,000 Notes into a single Note in the principal amount of $1.0 million (the “$1.0 Million Note”), to be purchased by Platinum within five business days of the Company's notice to Platinum of the consummation of a debt or equity financing, or combination of financings, prior to January 31, 2013, resulting in gross proceeds to the Company of at least $1.0 million (the “Additional Closing Condition”);

WHEREAS, on January 31, 2013, the Company and Platinum entered into a second amendment to the Agreement, which permitted the Company to satisfy the Additional Closing Condition on or before February 14, 2013.  The Company satisfied the Additional Closing Condition by delivering notice thereof  to Platinum on February 14, 2013; and

WHEREAS, the Company and Platinum desire to amend the Agreement to permit Platinum to purchase the final $1.0 Million Note in two separate tranches, as more particularly set forth in this Amendment No. 3.

AGREEMENT

For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned parties agree as follows:

1.

Section 2.1 of the Agreement is hereby amended and replaced in its entirety with the following:

Section 2.1     Amounts; Timing of Funding

Subject to satisfaction of the conditions precedent set forth in Section 4.4 below, Platinum agrees to make the following Investments no later than the following dates (each such date, an “Investment Date”):

Investment Date	Amount of Investment
On or before October 11, 2012	$500,000
On or before October 19, 2012	$500,000
On or before February 22, 2013	$250,000
On or before March 12, 2013	$750,000

2.

Section 4.4.13 of the Agreement, and all other terms and conditions set forth in the Agreement inconsistent with this Amendment No. 3 are hereby amended as necessary to carry out the intentions of the parties as set forth herein.

3.

The Company represents and warrants to Platinum as follows:

                (a)

 Except as the same may be qualified by any attachment hereto updating disclosures in any existing exhibit to the Agreement, the representations, warranties and covenants of the Company made in the Transaction Documents remain true and accurate and are hereby incorporated in this Amendment by reference and reaffirmed as of the date hereof.

                (b)

The Company has performed, in all material respects, all obligations required to be performed by it under the Transaction Documents, and no default or Event of Default exists thereunder or an event which, with the passage of time or giving of notice or both, would constitute a default or Event of Default.

                (c)

The execution, delivery and performance of this Amendment are within the power of the Company and are not in contravention of law, of the Company’s Articles of Incorporation, By-laws or the terms of any other documents, agreements or undertakings to which the Company is a party or by which the Company is bound.  No approval of any person, corporation, governmental body or other entity not provided herewith is a prerequisite to the execution, delivery and performance by the Company of this Amendment or any of the documents submitted to Platinum in connection with the this Amendment, to ensure the validity or enforceability thereof.

(d)

When executed on behalf of the Company, this Amendment will constitute the legally binding obligations of the Company, enforceable in accordance with their terms, subject to the effect of applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws now existing or hereafter enacted relating to or affecting the enforcement of creditors’ rights generally, and the enforceability may be subject to limitations based on general principles of equity (regardless of whether such enforceability is considered a proceeding in equity or at law).

4.

The provisions of the Agreement, as modified herein, shall remain in full force and effect in accordance with their terms and are hereby ratified and confirmed.  Platinum does not in any way waive the Company’s obligations to comply with any of the provisions, covenants and terms of the Agreement (as amended hereby) and the other Transaction Documents.  This Amendment shall be governed by the laws of the State of New York without regard to the conflict of laws provisions thereof.

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IN WITNESS WHEREOF, this Amendment is executed as of the day and year first written above.

ADDRESS:	VISTAGEN THERAPEUTICS, INC.
384 Oyster Point Blvd., Suite No. 8 South San Francisco, California 94080
By: /s/ Shawn K. Singh Name: Shawn K. Singh Title: Chief Executive Officer

ADDRESS:	PLATINUM LONG TERM GROWTH VII, LLC
152 West 57th Street, 4th Floor New York, NY 10019
By: /s/ Michael Goldberg Name: Michael Goldberg Title: Portfolio Manager

The undersigned hereby acknowledge and agree to the execution and delivery of this Amendment No. 3.  Each of the undersigned hereby ratifies and confirms the Transaction Documents delivered by such party in all respects.  The undersigned further confirm that nothing in the Transaction Documents shall require or suggest that the consent or confirmation by the undersigned of its obligations under Transaction Documents to which it is a party is required in connection with this Amendment No. 3 or any other amendment or modification of any of the Agreement as a condition of the continued effectiveness of the Transaction Documents with respect to the undersigned.

VISTAGEN THERAPEUTICS, INC., a California corporation

By: /s/ Shawn K. Singh Name: Shawn K. Singh Title: Chief Executive Officer

ARTEMIS NEUROSCIENCE, INC.

By: /s/ Shawn K. Singh Name: Shawn K. Singh Title: President

[Amendment No. 3 to Note Exchange and Purchase Agreement]